UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 5, 2007


                        Franklin Street Properties Corp.
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             (Exact name of registrant as specified in its charter)


            Maryland                  001-32470               04-3578653
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  (State or other jurisdiction       (Commission            (IRS Employer
       of incorporation)             File Number)        Identification No.)


           401 Edgewater Place, Suite 200,                    01880-6210
              Wakefield, Massachusetts
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      (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:  (781) 557-1300


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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

      On November 5, 2007, Franklin Street Properties Corp. (the "Registrant") committed to acquire up to 994 shares of preferred stock ("Preferred Stock") in FSP 303 East Wacker Drive Corp. (the "Company") for a total investment of up to $85,235,500.00 (assuming that the Registrant acquires all 994 shares) upon satisfaction of certain conditions.

      The Company is a Delaware corporation formed to purchase, own and operate a 28-story Class "A" multi-tenant office tower containing approximately 859,187 square feet of rentable space located in downtown Chicago, Illinois (the "Property"). The Company is operated in a manner intended to qualify as a real estate investment trust for federal income tax purposes. The Company was organized initially in December 2006 by FSP Investments LLC (member, FINRA and
SIPC), a wholly-owned subsidiary of the Registrant. FSP Investments LLC acted as a real estate investment firm and broker/dealer with respect to the organization of the Company and the acquisition of the Property by the Company.

      Holders of Preferred Stock have limited voting rights. The Registrant has agreed to vote any shares of Preferred Stock held by it on any matter presented to the holders of Preferred Stock in a manner that approximates as closely as possible the votes cast in favor of and opposed to such matter by the holders of the Preferred Stock other than the Registrant. For purposes of determining how the Registrant votes its shares of Preferred Stock, abstentions and non-votes by stockholders other than the Registrant are not considered.

      Affiliates of the Registrant currently serve as officers and directors of the Company but receive no compensation for such service. In addition, the Registrant holds the sole share of the Company's common stock, which ownership provides the Registrant with the right to elect all of the Company's directors, except in limited situations. The Company's directors generally have sole authority for the operation and management of the Company and the Property.

      The Registrant and its wholly-owned subsidiaries have been paid and will continue to be paid certain fees by the Company.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FRANKLIN STREET PROPERTIES CORP.

Date:  November 5, 2007                  By:  /s/ George J. Carter
                                              ---------------------------------
                                              George J. Carter
                                              President and Chief Executive
                                              Officer


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